EXHIBIT 23.6

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 1997, on the financial statements of Kansas Combined Cellular incorporated by reference in the Annual Report on Form 10-K of AirTouch Communications, Inc. for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


                                         /s/ Arthur Andersen LLP

Kansas City, Missouri,
June 11, 1998